Exhibit 99.2

DESCRIPTION OF TRANSACTION

On October 7, 2014 Diversified Resources Inc. (“Diversified”) acquired approximately 98% of the outstanding shares of BIYA Operators, Inc. (“BIYA”) an independent oil and gas company, for cash of $174,000, restricted shares of Diversified’s common stock having a value of approximately $900,000, a promissory note in the principal amount of approximately $1,800,000 and the assumption of liabilities of the independent oil and gas company in the approximate amount of $2,000,000 (subject to adjustment for unknown liabilities).  The note will be effective when certain leases covering Indian tribal lands have been issued.  The note will bear interest at 5% a year and will be payable in October 2016.

BASIS OF PRESENTATION

The Company accounted for the acquisition of BIYA as a business combination as prescribed in Accounting Standards Codification 805, “Business Combinations”.

The accompanying unaudited condensed consolidated balance sheet as of July 31, 2014 has been presented as if the acquisition of BIYA had occurred on September 30, 2014.

The accompanying unaudited pro forma condensed consolidated statements of operations for nine months ending July 31, 2014 and year ending October 31, 2013 are presented as if the acquisition of BIYA had occurred on November 1, 2012.

These unaudited pro forma condensed consolidated statements should be read in connection with (1) the Company’s audited consolidated financial statements for the year ended October 31, 2013 and notes thereto filed with the U.S. Securities and Exchange Commission, (2) the Company’s unaudited condensed consolidated financial statements for the period ended July 31, 2014 and notes thereto filed with the U.S. Securities and Exchange Commission, (3) the audited financial statements for BIYA for the period ended September 30, 2014 and year ended December 31, 2013 and notes thereto included in Exhibit 99.1 to this Current Report on Form 8-K/A. In management’s opinion, all adjustments necessary to reflect the significant effects of these transactions have been made. These statements are based on assumptions and estimates considered appropriate by our management; however, they are unaudited and are not necessarily, and should not be assumed to be, an indication of our financial position or results of operations that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed consolidated statements of operations do not include the effects of any non-recurring costs or one-time transaction-related costs. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, are expected to have a continuing impact on the combined results.

We prepared the unaudited pro forma condensed consolidated financial information pursuant to Regulation S-X, Article 11, of the Securities and Exchange Commission. Accordingly, our cost to acquire BIYA of approximately $4.9 million has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. Any excess of the estimated fair value of the net assets acquired over the purchase price has been recorded as bargain purchase. The preliminary estimates of fair values are reflected in the accompanying unaudited pro forma condensed consolidated financial information. The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction to our financial results.

Diversified Resources, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet

	September 30, 2014
	July 31, 2014 Diversified Resources Inc	September 30, 2014 BIYA Operating Inc	Pro Forma Adjustments		Pro Forma Consolidated

CURRENT ASSETS
Cash	$112,112	$98,809	$(174,000)	A	$36,921
Account receivable	30,255	132,977			163,232
Prepaid expenses	109,528	11,002			120,530
Total Current Assets	251,895	242,788	(174,000)		320,683

Property and equipment, net	34,182	7,368	1,810,500	B	1,852,050
Bonds	-	160,000			160,000
Deposits and other assets		28,909			28,909
Oil and Gas properties - Proved, net (successful efforts method)	2,587,213	63,604	6,336,396	C	8,987,213
Oil and Gas properties - Proved Undeveloped	64,126				64,126

Total assets	$2,937,416	$502,669	$7,972,896		$11,412,981

CURRENT LIABILITIES
Accounts payable	$115,176	$99,000			$214,176
Accounts payable, related party	127,736				127,736
Accrued expenses	0	1,317,880			1,317,880
Current portion of long term debt	4,864	240,000			244,864
Notes payable	248,895	10,800			259,695
Accrued interest, related party	1,880				1,880
Accrued expenses	117,920				117,920
Total current liabilities	616,471	1,667,680			2,284,151

LONG TERM LIABILITIES
Long term debt, related party	107,070				107,070
Long term debt	10,280	323,577	$1,834,743	D	2,168,600
Asset retirement obligation	228,375	43,883			272,258

TOTAL LIABILITIES	962,196	2,035,140	1,834,743		4,832,079

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value 50,000,000 shares authorized: none issued and outstanding
Common stock, $0.001 par value, 450,000,000 shares authorized, 20,919,874 shares issued and outstanding	20,020		900	E	20,920
Common stock, $1.00 par value, 50,000 shares authorized and issued		50,000	(50,000)	F
Additional paid in capital	6,075,692		899,100	E	6,974,792
Accumulated deficit	(4,120,492)	(1,582,471)	5,288,153	F	(414,810)
Total stockholders' equity	1,975,220	(1,532,471)	6,138,153		6,580,902
Total liabilities and stockholders' equity	$2,937,416	$502,669	$7,972,896		$11,412,981

See accompanying notes to the financial statements.

Diversified Resources, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations Nine Months Ended July 31, 2014

	Diversified Resources Inc	BIYA Operating Inc
	Nine months ending July 31, 2014	Nine months ending September 30, 2014	Pro Forma Adjustments	Pro Forma Consolidated

Operating revenues
Oil and gas sales	$68,992	$1,323,609		$1,392,601
revenue - Other		98,564		98,564
	68,992	1,422,173		1,491,165
Operating expenses
Exploration costs, including dry holes	41,801			41,801
Lease operating expenses	206,223	642,338		848,561
General and administrative	850,909	125,656		976,565
Production tax and royalties		426,358		426,358
Shareholder Payments		217,593		217,593
Depreciation expense	11,178	12,676		23,854
Depletion expense	14,074	437		14,511
Accretion expense	6,000	4,009		10,009
Total operating expenses	1,130,185	1,429,067		2,559,252

Income (Loss) from operations	(1,061,193)	(6,894)		(1,068,087)
Interest expense	(50,846)	(5,195)		(56,041)

Net income (loss)	$(1,112,039)	$(12,089)		$(1,124,128)

Net income (loss) per share				$(0.06)

Weighted average shares outstanding, Basic and Diluted				19,067,691

See accompanying notes to the financial statements.

Diversified Resources, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended October 31, 2013

	Diversified Resources Inc	BIYA Operating Inc
	Year ending October 31, 2013	Year ending December 31, 2013	Pro Forma Adjustments		Pro Forma Consolidated

Operating revenues
Oil and gas sales	$85,808	$2,003,387			$2,089,195
Revenue other	10,347	284,191			294,538
	96,155	2,287,578			2,383,733

Operating expenses
Exploration costs, including dry holes	69,878	-			69,878
Lease operating expenses	189,212	1,012,814			1,202,026
General and administrative	494,845	277,726			772,571
Production tax and royalties	-	597,245			597,245
Shareholder payments		431,656			431,656
Depreciation expense	7,641	26,881			34,522
Depletion expense	13,800	6,742			20,542
Accretion expense	20,800	18,832			39,632
Total operating expenses	796,176	2,371,896			3,168,072

(Loss) from operations	(700,021)	(84,318)			(784,339)

Other income (expense)
Loss on debt extinguishment	(330,638)	-			(330,638)
Loss on disposition of assets	(13,158)	-			(13,158)
Bargain purchase gain			$3,705,731	G	3,705,731
Interest expense	(126,586)	(142,829)			(269,415)
Other income (expense), net	(470,382)	(142,829)			3,092,520

Income (Loss) before income taxes	$(1,170,403)	$(227,147)	$3,705,731		$2,308,181

Net income (loss) per share					$0.16

Weighted average shares outstanding Basic and Diluted					14,584,623

 See accompanying notes to the financial statements.

Diversified Resources, Inc
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1- Basis of Presentation and Purchase Price Allocation

These pro forma financial statements were prepared using the purchase method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 805, Business Combinations, and using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. Certain reclassifications have been made to the historical financial statements of BIYA to conform to Diversified’s presentation. Under the purchase method of accounting, the total consideration transferred will be allocated to BIYA assets acquired and liabilities assumed based on the estimated fair value as of the beginning of business on October 7, 2014. The excess of the fair value over the consideration transferred and liabilities assumed will be recorded as bargain purchase. Diversified has made a preliminary allocation of the estimated total consideration based on the unaudited statement of financial position of BIYA as of October 7, 2014 and using estimates as described in the introduction to these unaudited pro forma condensed consolidated financial statements as follows:

Estimated Preliminary Acquisition Consideration Allocation

Current assets, including cash and cash equivalents of $98,809	$242,788
Property, plant and equipment	1,838,910
Oil and gas properties	6,400,000
Bonds and other assets	167,368

Total assets acquired	8,649,066
Current liabilities	(1,667,680)
Long-term liabilities	(367,460)

Net assets acquired	6,613,926
Bargain purchase gain	(3,705,731)
Net consideration	$2,908,195

The Company did not incur material cost in transaction related expenses.

The amounts above are considered preliminary and are subject to change once Diversified receives certain information it believes is necessary to finalize its determination of the fair value of assets acquired and liabilities assumed under the acquisition method. Thus these amounts are subject to refinement, and additional adjustments to record fair value of all assets acquired and liabilities assumed may be required.

Note 2- Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented herein.

Diversified Resources, Inc
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Adjustments included in the column under the heading “Pro Forma Adjustments” primarily relate to the following:

A	To reflect the cash consideration paid in the transaction	$(174,000)

B	To record the fair value of property and equipment	$1,810,500

C	To record fair value of oil and gas properties	$6,336,396

D	To record note payable issued to the sellers	$1,834,743

E	To record issuance of common stock	$900,000

F	To record bargain purchase gain	$3,705,731

	To reverse accumulated deficit on BIYA’s books	1,532,422

	To reverse BIYA common stock	50,000

	Total adjustment to accumulated deficit	5,288,153

Note 3- Unaudited Pro Forma Condensed Consolidated Statement of Operations Adjustments for the year ending October 31, 2013

The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented herein.

G	To record bargain purchase gain	$3,705,731